Exhibit 10.39

TANDEM AWARD AGREEMENT

UNDER THE

NEW MEDIA INVESTMENT GROUP INC.

NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

This Tandem Award Agreement (this “Agreement”) is made effective as of [DATE] (the “Grant Date”), by and between New Media Investment Group Inc., a Delaware corporation (the “Company”), and FIG LLC, a Delaware limited liability company and the Manager of the Company (together with its subsidiaries and affiliates, the “Manager”), and [                ] (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan, adopted on [DATE], 2014 (the “Plan”).

Pursuant to the Plan, effective as of the Grant Date, the Optionee is granted, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (“Stock Option”) that is tandem to the stock option that was granted to the Manager on [DATE] (such award, the “Manager Award” and such date, the “Manager Award Date”).

1. Tandem Award. The Stock Option shall constitute a Tandem Award to the Manager Award, pursuant to the terms of the Plan. The term of the Stock Option may not be greater than the term of the Manager Award. The Manager shall not exercise the related Manager Award at any time while the Stock Option remains outstanding and, upon the Optionee’s exercise of the Stock Option, the related Manager Award shall terminate. If the Stock Option is forfeited, expires or is cancelled for any reason without being exercised by the Optionee, the related Manager Award shall again become exercisable by the Manager, in accordance with its terms.

2. Shares of Stock and Stock Option Price. The Stock Option entitles the Optionee to purchase [                ] shares of Company common stock, par value $0.01 per share (“Stock”), at an exercise price (the “Stock Option Price”) of $[AMOUNT], subject to adjustment as set forth in the Plan.

3. Period of Stock Option. This Agreement and the term of the Stock Option shall commence on the Manager Award Date and shall terminate as set forth herein.

4. Vesting.

(a) Subject to the provisions of the Plan and this Agreement, the Stock Option shall vest as to 1/30th of the shares of Stock subject to such Stock Option on the first calendar day of each of the thirty (30) months following the Manager Award Date (such that the Stock Option shall be partially vested on the Grant Date). At any time, the portion of the Stock Option which has become vested as described in this Section 4 is hereinafter referred to as the “Vested Portion” and the portion of the Stock Option that has not become vested is hereinafter referred to as the “Unvested Portion”.

(b) Anything to the contrary in this Agreement notwithstanding, but subject to Section 6(b) hereof, any notice period following the date on which the Optionee gives or receives notice of termination of employment shall be disregarded for purposes of the vesting of the Stock Option, and vesting shall cease on the date such notice is given or received.

(c) Anything to the contrary in the Plan notwithstanding, the Stock Option shall not be subject to accelerated vesting or become fully exercisable by reason of a “Change in Control,” as defined under the Plan.

5. Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Optionee may exercise the Vested Portion at any time during the [ALTERNATIVE A: twelve (12) month period beginning on the January 1st immediately following date on which the Stock Option becomes fully vested]/[ALTERNATIVE B:

period beginning on the [MONTH] 1st immediately following the date on which the Stock Option becomes fully vested and ending on December 31st of such year] (the “Exercise Period”). To the extent unexercised during the Exercise Period, the Stock Option shall terminate immediately upon the expiration of the Exercise Period.

6. Termination of Employment.

(a) In the event that the Optionee’s employment with the Manager shall terminate on account of voluntary termination by the Optionee or termination of employment by the Manager without Cause (other than a termination without Cause following a Fortress Change in Control (as defined below)), the Vested Portion shall be exercisable from the date of such termination (the “Termination Date”) until the date that is sixty (60) days following the Termination Date, on which date it shall expire (the “Expiration Date”); provided, however, that the Vested Portion shall be forfeited unless the Optionee executes and delivers to the Manager (and does not revoke) prior to exercise and within forty-five (45) days following the Termination Date a separation and release agreement in a form satisfactory to the Manager (a “Release”) and the Vested Portion may not be exercised prior to the expiration of any revocation period applicable to such Release (“Release Date”); and (ii) the Unvested Portion shall expire as of the close of business on the Termination Date.

(b) In the event that the Optionee’s employment with the Manager shall terminate on account of termination of employment by the Manager without Cause within twelve (12) months following a Fortress Change in Control, death or Disability, the Stock Option shall fully vest and be exercisable from the Termination Date until the Expiration Date; provided, however, that the Stock Option shall be forfeited unless the Optionee (or, if applicable, the Optionee’s estate) executes and delivers to the Manager (and does not revoke) a Release prior to exercise and within forty-five (45) following the Termination Date and the Option may not be exercised prior to the Release Date.

(c) The period following the Release Date and ending on the Expiration Date shall hereinafter be referred to as the “Post-Termination Exercise Period”.

(d) In the event that Optionee’s employment is terminated for Cause, the Stock Option (whether vested or unvested) shall expire at the commencement of business on the Termination Date.

(e) Anything to the contrary in this Section 6 notwithstanding, if the sixty (60) day period referenced above begins in one taxable year and ends in the subsequent taxable year, the Post-Termination Exercise Period shall in all events be limited to the subsequent taxable year.

(f) For purposes of this Section 6:

(i) “Cause” shall mean (i) the Optionee’s commission of an act of fraud or dishonesty in the course of the Optionee’s service to the Manager; (ii) the Optionee’s indictment, conviction or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the Optionee’s commission of an act which would make the Optionee subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) the Optionee’s gross negligence or willful misconduct in connection with the Optionee’s employment by the Manager; (v) the Optionee’s breach of any non-competition, non-solicitation, confidentiality or proprietary rights provisions set forth in any agreement or arrangement (including an offer letter or a restrictive covenant agreement) with the Manager or any of its affiliates, (vi) the Optionee’s commission or omission of any act that could result in or might reasonably be expected to be a substantial factor resulting in the termination of the Manager or any of its affiliates, for cause under any material management, advisory or similar agreements of the Manager or any of its affiliates; or (vii) the Optionee’s commission of any material breach of any of the provisions or covenants set forth in any agreement or arrangement (including an offer letter or a restrictive covenant agreement) with the Manager or any of its affiliates; provided, however, that discharge pursuant to this clause (vii) shall not constitute discharge for “Cause” unless the Optionee has received written notice from the Manager stating the nature of such breach and affording the Optionee an opportunity to correct fully the act(s) or omission(s), if such a breach is capable of correction, described in such notice within ten (10) days following the Optionee’s receipt of such notice.

(ii) A “Fortress Change in Control” shall be deemed to have occurred if a “Change in Control” is deemed to have occurred under the Amended and Restated Fortress Investment Group LLC 2007 Omnibus Equity Incentive Plan that constitutes a change in the ownership or effective control of Fortress Investment Group LLC (“Fortress”) or a change in ownership of a substantial portion of the assets of Fortress under Section 409A of the Code (a “Qualifying Change of Control”), other than a Qualifying Change of Control that results (upon closing of the transaction that triggers the Qualifying Change of Control) in the common equity of Fortress no longer being publicly traded.

7. Exercise of Option. The Stock Option Price may be paid in cash delivered to the Company or such cashless exercise procedures as permitted by the Plan and approved by the Manager in its sole discretion (including, without limitation: (i) by withholding from shares of Stock otherwise issuable upon exercise of such Stock Option or (ii) in the form of unrestricted Stock already owned by the Optionee which has a Fair Market Value on the date of surrender equal to the aggregate Stock Option Price of the Shares with respect to which the Stock Option is being exercised).

8. Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Optionee shall not be considered to have terminated employment with the Manager for purposes of any payments under this Agreement (including delivery of shares of Stock) which are subject to Section 409A of the Code until the Optionee has incurred a “separation from service” from the Manager within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement (including delivery of shares of Stock) or any other amounts payable under any plan, program or arrangement of the Company or any of its affiliates during the six (6) month period immediately following the Optionee’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Optionee’s separation from service (or, if earlier, the Optionee’s date of death). Neither the Manager nor the Company makes any representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

9. Acknowledgements. The Optionee acknowledges that in the event the Optionee exercises the Stock Option:

(a) No shares of Stock will be issued pursuant to the exercise of the Stock Option unless the exercise thereof and the issuance and delivery of such shares of Stock comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance;

(b) The shares of Stock may not be registered on any registration statement under the U.S. securities laws, and the Company shall have no obligation to register the Stock Option or the shares of Stock on any such registration statement, in which case, accordingly, the certificate for such shares of Stock will include a legend deemed by the Company appropriate to reflect restrictions on transfer thereof pursuant to such securities laws; and

(c) The Optionee will, accordingly, not be able to sell, assign, pledge or otherwise transfer any shares of Stock acquired upon exercise of the Stock Option without compliance with such securities laws and unless an exemption from the registration requirements of the U.S. securities laws is available in connection with the applicable transaction (such as a transfer made in compliance with Rule 144 under the 1933 Act).

10. Notices. All noticed or other communications under this Agreement shall be given in writing as follows:

(a) if to the Optionee, at the address of the Optionee as it appears on the signature page to this Agreement or at such other place as the Optionee shall have designated by notice as provided herein;

(b) if to the Company, at New Media Investment Group Inc., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: General Counsel; and

(c) if to the Manager, at FIG LLC, 1345 Avenue of the Americas, 47th Floor, New York, New York 10105, Attention: General Counsel.

Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. No Right to Continued Employment. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the Manager’s employ or shall interfere with or restrict the right of the Manager to terminate the Optionee’s employment at any time for any reason whatsoever.

12. Tax Withholding. The Optionee shall, no later than the date as of which the value of the Tandem Award first becomes includible in the gross income of the Optionee for federal and/or state income tax purposes, pay to the Company (unless otherwise directed by the Company) any federal, state, or local taxes of any kind that are due and required by law to be withheld with respect to the Tandem Award by cash and/or a certified cashier’s check payable to the Company.

13. Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

14. No Assignment. Notwithstanding anything to the contrary in this Agreement or in the Plan, neither this Agreement nor any rights granted herein shall be assignable by the Optionee.

15. Necessary Acts. The Optionee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state laws.

16. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

17. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

18. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

19. Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Your electronic signature of this Agreement shall have the same validity and effect as a signature affixed by your hand.

20. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21. Memorialization of Agreement. The Optionee is signing this Agreement on the date set forth below to memorialize the grant of this Stock Option as previously communicated to the Optionee.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.

FIG LLC

By

Print Name:

Title:
NEW MEDIA INVESTMENT GROUP INC.

By

Print Name:

Title:

OPTIONEE

Signature

Print Name:

Address:

Date: